UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35203 (205) 257-1000	63-0004250

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On October 9, 2012, Alabama Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $400,000,000 aggregate principal amount of its Series 2012B 0.550% Senior Notes due October 15, 2015 (the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-172528) of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

1.1
Underwriting Agreement, dated October 9, 2012, relating to the Senior Notes among the Company and Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement.

4.2	Forty-Ninth Supplemental Indenture to Senior Note Indenture dated as of October 16, 2012, providing for the issuance of the Senior Notes.

4.7	Form of Senior Note (included in Exhibit 4.2 above).

5.1	Opinion of Balch & Bingham LLP relating to the Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2012	ALABAMA POWER COMPANY
By /s/Melissa K. Caen
Melissa K. Caen Assistant Secretary